Exhibit 99.1
                          [HOLDING COMPANY LETTERHEAD]

FOR IMMEDIATE RELEASE                                      FOR MORE INFORMATION,
                                                                        CONTACT:
May 20, 2005                              Aubrey L. Dunn, Jr., President and CEO
                                                                  (505) 622-6201

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                   ISSUES SHARES FOR EIGHT-TO -ONE STOCK SPLIT

Roswell, New Mexico - First Federal Banc of the Southwest, Inc. (the "Company") announced today that it has issued the shares for its eight-to-one stock split in the form of a stock dividend to stockholders of record as of April 26, 2005. This means that a stockholder that held a share of the Company's common stock as of April 26, 2005 will now hold a total of eight shares.

The Board of Directors of the Company declared the stock dividend in April 2005 in connection with the Company's merger with GFSB Bancorp, Inc. The stock split was disclosed in the Company's joint proxy statement/prospectus dated April 8, 2005 concerning the merger. The par value of the Company's stock will not be affected by the split and will remain at $0.01 per share. The Company's number of outstanding shares of stock after the split will increase from 401,191 to 3,209,528.

Aubrey L. Dunn, Jr., the Company's President and Chief Executive Officer, stated that "the stock split was declared to increase the market liquidity of our stock on the Nasdaq SmallCap market following the Company's merger with GFSB Bancorp, Inc."

                           Forward-Looking Statements
                           --------------------------

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to ongoing or future litigation or bankruptcy matters; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; unanticipated developments in connection with the bankruptcy actions or litigation mentioned above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere from time to time in the Company's periodic reports filed with the Securities and Exchange Commission and other public statements.
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